UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007
AMERICAN RAILCAR INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51728 (Commission File Number)	43-1481791 (IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (636) 940-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 30, 2007, American Railcar Industries, Inc. (the “Company”) and American Railcar Leasing LLC (“ARL”) entered into a Services Separation Agreement (the “Separation Agreement”). Under the Separation Agreement, the Company and ARL agreed to the termination, effective as of December 31, 2006, of (i) all of the services the Company provided to ARL under the Amended and Restated Services Agreement, dated as of June 30, 2005, between the Company and ARL (the “Services Agreement”), and (ii) all of the services ARL provided to the Company under the Services Agreement, other than rent and building services. Under the Separation Agreement, ARL agreed to waive the six month notice requirement for termination required by the Services Agreement.
In connection with the rent and building services under the Services Agreement, the Company pays a fee to ARL for use of the Company’s headquarters space, which comprises a portion of office space leased by ARL from a third party that is an affiliate of the Company’s President and Chief Executive Officer, Mr. James J. Unger (the “Lessor”). Under the terms of the Separation Agreement, the Company and ARL also agreed to cooperate in good faith to restructure these leasing arrangements as soon as reasonably practicable and that the rent and building services under the Services Agreement shall be terminated upon the effectiveness of such restructuring. The Company currently anticipates entering into a new lease for its headquarters space directly with the Lessor, subject to satisfactory negotiations and binding documentation.
In addition to the rent and building services, services previously provided by ARL to the Company under the Services Agreement included accounting and finance, employee compensation and benefits administration, information processing, treasury and leasing services. Services previously provided by the Company to ARL under the Services Agreement included engineering and purchasing services. The Company has, and ARL has advised the Company that ARL has, developed the ability to perform such services independently from each other.
ARL is controlled by Carl C. Icahn, the Company’s principal beneficial stockholder and the chairman of the Company’s board of directors. The Separation Agreement was the product of arm’s length negotiations and was unanimously approved by the independent directors of the Company’s audit committee.
A copy of the Separation Agreement is filed as Exhibit 10.45 to this current report on Form 8-K and is incorporated by reference into this Item 1.01. The Services Agreement was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-130284) filed with the Securities and Exchange Commission on December 13, 2005.
Item 1.02. Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Compensation Committee of the Board of Directors of the Company, at a meeting on March 29, 2007, approved bonus target amounts for the 2007 fiscal year for each of James J. Unger, the Company’s President and Chief Executive Officer, James A. Cowan, the Company’s Executive Vice President and Chief Operating Officer, William P. Benac, the Company’s Senior Vice President, Chief Financial Officer and Treasurer, and Alan C. Lullman, the Company’s Senior Vice President Sales, Marketing and Services.
Mr. Unger’s 2007 target bonus amount will be 60% of his 2007 base salary, Mr. Cowan’s 2007 target bonus amount will be 50% of his 2007 base salary, Mr. Benac’s 2007 target bonus amount will be 60% of his 2007 base salary, and Mr. Lullman’s 2007 target bonus amount will be 50% of his 2007 base salary. The 2007 bonus amounts, if any, for each of these executives will be based on a combination of an EBITDA-based financial target for the Company for fiscal year 2007 and a variety of other quantitative and qualitative criteria, including financial, strategic, corporate, divisional and individual goals.
The Board of Directors (or the Compensation Committee thereof) retains sole discretion over all matters relating to the potential 2007 bonus payments discussed above, including, without limitation, the decision to pay any bonuses, the amount of each bonus, if any, the ability to increase or decrease any bonus payment and make changes to any performance measures or targets, and discretion over the payment of partial awards in the event of employment termination.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Description

10.45	ARI / ARL Services Separation Agreement dated as of March 30, 2007 between American Railcar Industries, Inc. and American Railcar Leasing LLC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2007	American Railcar Industries, Inc.
	By:	/s/ William P. Benac
		Name:	William P. Benac
		Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.45	ARI / ARL Services Separation Agreement dated as of March 30, 2007 between American Railcar Industries, Inc. and American Railcar Leasing LLC.